EXHIBIT 8


                   Opinion of Greenberg Traurig, LLP regarding
             certain material tax issues relating to CNL Retirement
                                Properties, Inc.

                                GREENBERG TRAURIG
                                Attorneys at Law





                                                                  March 21, 2003


CNL Retirement Properties, Inc.
450 South Orange Avenue
Orlando, Florida 32801

Ladies and Gentlemen:

         You have requested certain opinions regarding the application of U.S. federal income tax laws to CNL Retirement Properties, Inc., a Maryland corporation formerly known as CNL Health Care Properties, Inc. (the "Company") in connection with the registration and proposed sale of 175,000,000 shares of common stock of the Company, par value $.01 per share, having a per share purchase price of $10.00 (the "Shares"), pursuant to pre-effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-100347) which was filed by the Company under the Securities Act of 1933 (the "Registration Statement"). All capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the prospectus included in the amendment to the Registration Statement filed on or about the date hereof.

         In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following:
(1)  the  Registration   Statement  (including  all  Exhibits  thereto  and  all
amendments made thereto through the date hereof), (2) the Articles of Incorporation of the Company, together with all amendments, (3) certain written representations of the Company contained in a letter to us dated on or about the date hereof, (4) copies of all material leases entered into by the Company as of the date hereof, and (5) such other documents or information as we have deemed necessary to render the opinions set forth in this letter. In our review, we have assumed, with your consent, that the documents listed above that we reviewed in proposed form will be executed in substantially the same form, all of the representations and statements set forth in such documents are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Articles of Incorporation of the Company, have been or will be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.



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CNL Retirement Properties, Inc.
March 21, 2003
Page 2



         Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the representations made by the Company. To the extent that the representations of the Company are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (including any Temporary and Proposed Regulations) ("Treasury Regulations"), we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Treasury Regulations and published administrative interpretations thereof.

         Based upon, and subject to, the foregoing, we are of the opinion as follows:

                   1. The Company qualified as a REIT under the Code for the taxable years ending December 31, 1999 through December 31, 2002, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT under the Code.

                   2. The discussion of matters of law under the heading "FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement is accurate in all material respects, and such discussion fairly summarizes the federal income tax considerations that are likely to be material to a holder of Shares of the Company.

                   3. Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation of the Company and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 524(c) of the Code or otherwise use its Shares in an unrelated trade or business, the distributions of the Company with respect to such tax-exempt shareholder will not constitute unrelated business taxable income as defined in Section 512(a) of the Code.

                   4. Assuming (i) the Company leases the Properties on substantially the same terms and conditions described in the "BUSINESS-- DESCRIPTION OF PROPERTY LEASES" section of the Registration Statement, and (ii) the residual value of the Properties for which the Company owns the underlying land remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such properties, and the remaining useful lives of the Properties for which the Company owns the underlying land at the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of such properties' useful lives at the beginning of their lease terms, the Company will be treated as the owner of the Properties for which the Company owns the underlying land for


                             GREENBERG TRAURIG, LLP
 AMSTERDAM ATLANTA BOCA RATON BOSTON CHICAGO DENVER FORT LAUDERDALE LOS ANGELES
                       MIAMI NEW YORK NEW JERSEY ORLANDO
                                  PHILADELPHIA
        PHOENIX TALLAHASSEE TYSONS CORNER WASHINGTON D.C. WEST PALM BEACH
                               WILMINGTON ZURICH

CNL Retirement Properties, Inc.
March 21, 2003
Page 3

                           federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership.

                   5. Assuming (i) the Mortgage Loans are made on the terms and conditions described in the "Business -- Mortgage Loans AND Other Loans" section of the Registration Statement, and (ii) the amount of each loan does not exceed the fair market value of the real property subject to the mortgage at the time of the loan commitment, the income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75 percent gross income test.

                   6. Assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in the "BUSINESS - INVESTMENT OF OFFERING PROCEEDS" section of the Registration Statement, and (ii) each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases and the Company will be able to treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes.

                   7. Assuming that each Joint Venture has the characteristics described in the "BUSINESS - Joint Venture Arrangements" section of the Registration Statement, and is operated in the same manner as the Company operates with respect to Properties that it owns directly, (i) the Joint Ventures will be treated as partnerships, as defined in Sections 770l(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and the Company will be subject to tax as a partner pursuant to Sections 701 through 761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Registration Statement will be respected under Section 704(b) of the Code.

         For a discussion relating the law to the facts and legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the sections of the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS."

         The opinions set forth in this letter are based on existing law as contained in the Code, Treasury Regulations, and interpretations of the foregoing by the Internal Revenue Service ("IRS") and by the courts in effect (or, in case of certain Proposed Regulations, proposed) as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. Moreover, the Company's ability to achieve and maintain qualification as a REIT depends upon its ability to achieve and maintain certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Code regarding its income, assets and distribution levels. No assurance can be given

                             Greenberg Traurig, LLP

CNL Retirement Properties, Inc.
March 21, 2003
Page 4


that the actual ownership of the Company's stock and its actual operating results and distributions for any taxable year will satisfy the tests necessary to achieve and maintain its status as a REIT. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. Because our positions are not binding upon the IRS or the courts, however, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

         The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply the undersigned has offered its opinion on any other matter.

         We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, however, we do not admit thereby that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         Greenberg Traurig, LLP

                                         By:      /s/ Jennifer H. Weiss, Esq.
                                                  ---------------------------
                                                  Jennifer H. Weiss, Esq.




                             Greenberg Traurig, LLP



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